                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [_]

Check the appropriate box:
[_]  Preliminary proxy statement               [_] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Columbia Bancorp.
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                (Name of Registrant as Specified in Its Charter)

                                Sibyl S. Malatras
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined.)

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, schedule or registration statement no.:

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     (3)  Filing party:

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     (4)  Date filed:

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                                     [LOGO]

                                COLUMBIA BANCORP

                          10480 Little Patuxent Parkway
                            Columbia, Maryland 21044

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 30, 2002

          Notice is hereby given that the Annual Meeting of Stockholders of Columbia Bancorp will be held at the Turf Valley Resort and Conference Center, Ellicott City, Maryland 21042 on Thursday, May 30, 2002, at 5:30 p.m. for the following purposes:

     1. To elect eight directors to serve until their terms of office expire or until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

          Your Proxy is enclosed. You are encouraged to complete, date, sign and return promptly the Proxy in the envelope provided even though you may plan to attend the meeting. No postage is necessary for mailing in the United States. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will insure your representation if you cannot attend. If you attend the meeting, you may revoke your Proxy and vote in person.

                                         By Order of the Board of Directors

                                         JOHN A. SCALDARA, JR.
                                         Corporate Secretary

Columbia, Maryland
April 17, 2002

                                 PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement is furnished on or about April 19, 2002 to stockholders of Columbia Bancorp (the "Company") in connection with the solicitation of proxies by the Company's Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice and at any adjournments or postponements thereof. The purposes of the meeting are set forth in the accompanying notice of annual meeting of stockholders.

Proxies and Voting

         The accompanying proxy is solicited by the Board of Directors of the Company. The Board of Directors has selected James R. Moxley, Jr. and Herschel
L. Langenthal or either of them, to act as proxies with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person whether or not he or she has previously given a proxy.

         The record date for stockholders entitled to notice of and to vote at the annual meeting was the close of business on April 8, 2002. At that date there were outstanding and entitled to vote approximately 7,097,000 shares of Common Stock, par value $.01 per share, of the Company. In the election of directors each share is entitled to one vote for each director to be elected; however, cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote.

         The cost of solicitation of proxies and preparation of proxy materials will be borne by the Company. The solicitation of proxies will generally be by mail and by directors, officers and employees of the Company and its subsidiary, The Columbia Bank (the "Bank"), without additional compensation to them. In some instances solicitation may be made by telephone or telegraph, the costs of which will be borne by the Company. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses for forwarding proxy materials to principals.

         The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2001, has been mailed to all stockholders with this Proxy Statement.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The charter and by-laws of the Company provide that the directors shall be classified into three classes as equal in number as possible, with each director serving a three-year term.

         Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting with a quorum present. Abstentions and broker non-votes are not considered to be votes cast.

Nominees

         Unless otherwise indicated in the enclosed proxy, the persons named in such proxy intend to nominate and vote for the election of the following eight nominees for the office of director of the Company, to serve as directors for three years, or until their respective successors have been duly elected and qualified. All such nominees are currently serving as directors. The Board of Directors is not aware that any nominee named herein will be unable or unwilling to accept nomination or election. Should any nominee for the office of director become unable to accept nomination or election, the persons named in the proxy will vote for the election of such other persons, if any, as the Board of Directors may recommend.

         The names and ages (as of April 8, 2002) of persons nominated by the Board of Directors, their principal occupations and business experience for the past five years, and certain other information are set forth below. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.

Name of Nominee               Information Regarding Nominee
---------------               -----------------------------

         Nominees for Directors to be elected at the 2002 Annual Meeting to serve until the 2005 Annual Meeting (Class III)

John M. Bond, Jr.             Mr. Bond, Jr. is 58 years old and has served as a
                              director and President and Chief Executive Officer of the Company since inception. Mr. Bond, Jr. has also served as a director and President and Chief
                              Executive Officer of the Bank since inception. Mr.
                              Bond serves on all committees of the Company except for the Audit and Personnel, Compensation and Stock Option ("PCSO") Committees.

William L. Hermann            Mr.  Hermann is 60 years old and is President of
                              William L. Hermann, Inc., a financial management company. Mr. Hermann served as General Manager of the Glenmore office of the Bank until December, 1997. He has served as a director of the Company and the Bank since June, 1989. Mr. Hermann is
                              Chairman of the Asset/Liability Management ("ALM")
                              Committee and also serves on the Audit and Strategic Planning Committees of the Company.

Charles C. Holman             Mr. Holman is 68 years old. Since June, 1992 and
                              until his retirement effective December 31, 1998, Mr. Holman served as Executive Vice President of the Bank and was responsible for the Bank's acquisition, development and construction loan portfolio. Mr. Holman has served as a director of the Company since December, 1998. Mr. Holman currently serves on the Acquisition, Development and Construction ("ADC") and Executive Committees of the Company.

Winfield M. Kelly, Jr.        Mr. Kelly is 66 years old. He is the President and
                              Chief Executive Officer of Dimensions Healthcare
                              System, a health care company located in Cheverly, Maryland. Mr. Kelly was appointed Chairman of the Company and the Bank effective March 8, 2000, the date on which Suburban Bancshares, Inc.
                              ("Suburban") and Suburban Bank of Maryland
                              ("Suburban Bank") were merged with and into the Company and the Bank. Previously, Mr. Kelly served as Chairman and Chief Executive Officer of
                              Suburban and Suburban Bank. As Chairman, Mr. Kelly serves on all committees of the Company, except the Audit Committee.

Harry L. Lundy, Jr.           Mr. Lundy is 61 years old. He is President and
                              owner of Williamsburg Group, LLC, Williamsburg
                              Builders, Inc. and Hallmark Builders, Inc. Each of the aforementioned companies is a residential construction company. Mr. Lundy currently serves on the ADC and Strategic Planning Committees of the Company.

James R. Moxley, III          Mr. Moxley, III is 41 years old. He is a
                              Principal of Security Development, LLC, a real estate development company. He is the son of Mr.
                              Moxley, Jr. Mr. Moxley, III has served as a director of the Company and the Bank since April, 1999. Mr. Moxley, III currently serves on the ALM and Community Reinvestment Act ("CRA") Advisory
                              Committees of the Company.

Mary S. Scrivener             Mrs. Scrivener is 64 years old. She is Secretary
                              of Calvert General Contractors, a commercial construction company. Mrs. Scrivener currently serves on the CRA Advisory and PCSO Committees of the Company.

Theodore G. Venetoulis        Mr. Venetoulis is 67 years old. He is the
                              President of H&V Communications, a media and publishing company. He is a former Baltimore
                              County Executive, the County's senior elected official, and has been publisher of the Orioles
                              Gazette and political analyst for WBAL-TV in Baltimore, Maryland. Mr. Venetoulis currently serves on the Executive, PCSO and Strategic
                              Planning Committees of the Company.


Continuing Directors

         The following information is provided with respect to directors who will continue to serve as directors of the Company until the expiration of their terms at the times indicated. Unless otherwise noted, each has served as a director of the Company and the Bank since inception of the Company in 1987 and the Bank in 1988.

Name of Director              Information Regarding Director
----------------              ------------------------------

           Directors to serve until the 2003 Annual Meeting (Class I)

Anand S. Bhasin               Mr. Bhasin is 64 years old. He is President of
                              Gemini Ventures Corporation, an international trading company. Mr. Bhasin has served as a director of the Company since November, 1990 and the Bank since April, 1992. Mr. Bhasin currently serves on the Audit and CRA Advisory Committees of the Company.

Robert R. Bowie, Jr.          Mr. Bowie is 54 years old. He is a Founder and
                              Member of the law firm Bowie & Jensen, LLC, located in Towson, Maryland. Mr. Bowie has served as a director of the Company and the Bank since
                              December, 1999. Mr. Bowie currently serves on the ALM and Audit Committees of the Company.

Garnett Y. Clark, Jr.         Mr. Clark is 59 years old. He is President of
                              Clark & Associates, Inc., a real estate and development company. Mr. Clark currently serves on the ADC, Executive and Strategic Planning
                              Committees of the Company.

Raymond G. LaPlaca            Mr. LaPlaca is 64 years old. He is a Partner of
                              the law firm Knight, Manzi, Nussbaum & LaPlaca,
                              PA, located in Upper Marlboro, Maryland. Mr.
                              LaPlaca previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company since June, 2000. Mr.
                              LaPlaca currently serves on the Executive
                              Committee of the Company.

Kenneth H. Michael            Mr. Michael is 63 years old. He is the Chairman of
                              The Michael Companies, Inc., a real estate development and management company. Mr. Michael previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Mr.
                              Michael currently serves as Chairman of the ADC
                              Committee of the Company.

Maurice M. Simpkins           Mr. Simpkins is 56 years old. He is Vice President
                              for Public Affairs at The Ryland Group, Inc., a residential homebuilder and mortgage finance company, and has been with Ryland since 1971. Mr.
                              Simpkins has served as a director of the Company and Bank since April, 1997. Mr. Simpkins currently serves as Chairman of the CRA Advisory Committee and also serves on the ADC Committee of the Company.

Robert N. Smelkinson          Mr. Smelkinson is 72 years old. He is the retired
                              Chairman of Smelkinson Sysco, a distribution company. Mr. Smelkinson currently serves as Chairman of the PCSO Committee and also serves on the Executive and Strategic Planning Committees of the Company.

           Directors to serve until the 2004 Annual Meeting (Class II)

Hugh F.Z. Cole, Jr.           Mr. Cole is 60 years old. He is Chairman and CEO
                              of Brantly Development Group, Inc., a real estate development company. Mr. Cole has served as a director of the Company and Bank since July, 1988.
                              Mr. Cole currently serves as Chairman of the Audit
                              Committee of the Company.

G. William Floyd              Mr. Floyd is 70 years old. He is a general partner
                              of Venture Associates, a commercial real estate investment firm.

Herschel L. Langenthal        Mr. Langenthal is 73 years old. He is the managing
                              partner of Langenmyer Company, an investment company. Mr. Langenthal is Chairman of the Executive Committee of the Company. He also serves on the ALM, PCSO and Strategic Planning Committees of the Company.

Richard E. McCready           Mr. McCready is 68 years old. He is Chairman and
                              CEO of Advantage/ESM Sales and Marketing, a food brokerage company. Mr. McCready currently serves on the ALM Committee of the Company.

James R. Moxley, Jr.          Mr. Moxley, Jr. is 71 years old. He is the retired
                              President of Security Development Corporation, a real estate development company. Mr. Moxley, Jr.
                              is also Vice-Chairman of the Company and is the father of Mr. Moxley, III. Mr. Moxley, Jr. is
                              Chairman of the Strategic Planning Committee, and as Vice-Chairman of the Company, Mr. Moxley, Jr.
                              serves on all committees of the Company, except the Audit Committee.

Vincent D. Palumbo            Dr. Palumbo is 67 years old. He is President of
                              V.D. Palumbo, P.A. and is an oral and
                              maxillofacial surgeon, practicing in Fort
                              Washington, Maryland. Dr. Palumbo previously served as a director of Suburban and Suburban
                              Bank. He has served as a director of the Company and the Bank since March 8, 2000, the date on which Suburban and Suburban Bank were merged with and into the Company and the Bank. Dr. Palumbo currently serves on the ADC and ALM Committees of the Company.

Lawrence A. Shulman           Mr. Shulman is 59 years old. Mr. Shulman is
                              President of Shulman, Rogers, Gandal, Pordy &
                              Ecker, P.A., a law firm in Rockville, Maryland.
                              Mr. Shulman previously served as a director of Suburban and Suburban Bank. He has served as a director of the Company and the Bank since March
                              8, 2000, the date on which Suburban and Suburban
                              Bank were merged with and into the Company and the Bank. Mr. Shulman currently serves on the Audit and PCSO Committees of the Company.

Board and Committee Meetings

         The Board of Directors has seven standing committees. The committees are the Executive; Acquisition, Development and Construction; Audit; Asset/Liability Management; Community Reinvestment Act Advisory; Personnel, Compensation and Stock Option; and Strategic Planning Committees. The Board of Directors has not established a nominating committee. The functions customarily attributable to a nominating committee are performed by the PCSO Committee and the Board of Directors as a whole. The Board of Directors will consider nominees recommended by stockholders. Such recommendations should be directed to the Board of Directors of the Company in care of the Secretary. In addition, the Board of Directors, from time to time, establishes special committees which have a limited duration. Directors are appointed to each committee for a one-year term. The Chairman of the Board and Vice-Chairman of the Board are members of all committees appointed, with the exception of the Audit Committee. The President is a member of all committees appointed, with the exception of the Audit and PCSO Committees.

         The Board of Directors held eleven meetings during 2001. The seven standing committees held a total of sixty-five meetings during 2001. Directors Bowie, Floyd, LaPlaca, McCready, Moxley, Jr. and Palumbo attended fewer than 75% of the sum of the total number of Company meetings of the Board of Directors and of committees of the Board of Directors on which each served during 2001.

         The Executive Committee held thirty-nine meetings during 2001. The Executive Committee consists of Directors Bond, Jr., Clark, Holman, Kelly, Langenthal (Chairman), LaPlaca, Moxley, Jr., Smelkinson and Venetoulis. The Committee is responsible for evaluating and approving credits exceeding the lending authority of officers of the Bank; reviewing on a regular basis financial information, operational statistics, loan delinquencies and potential problem loans; and taking other actions as may be required in the absence of the full Board of Directors.

         The Audit Committee held eight meetings during 2001. The Audit Committee consists of Directors Bhasin, Bowie, Cole (Chairman), Hermann and Shulman. The Committee is responsible for overseeing the Company's internal accounting controls; recommending to the Board of Directors the selection of the Company's independent auditors; reviewing the annual audit plan, annual report and results of the independent audit; reviewing supervisory examination reports; and initiating other special reviews when deemed necessary. The members of the Audit Committee are not employees of the Company or Bank and are independent as required by Nasdaq listing standards.

         The PCSO Committee held three meetings during 2001. The PCSO Committee consists of Directors Kelly, Langenthal, Moxley, Jr., Scrivener, Shulman, Smelkinson (Chairman) and Venetoulis. The

Committee oversees the compensation of all employees, except the compensation of the President and directors; reviews the compensation of the President and directors, and makes recommendations regarding changes to such to the Board of Directors for approval; monitors personnel related matters of the Company; reviews and authorizes employee related benefit plans; and administers the Company's stock option programs.

Compensation of Directors

         Non-employee directors of the Company and the Bank, other than Messrs. Kelly, Moxley, Jr. and Langenthal, in their capacity as Chairman, Vice-Chairman and Chairman of the Executive Committee, respectively, will receive $250 for each Board and committee meeting, other than the Strategic Planning Committee, attended during 2002. All non-employee directors of the Company and the Bank will receive stock options to purchase thirty-five shares of the Common Stock of the Company for each Board and committee meeting attended, other than the Strategic Planning Committee. Chairpersons of committees, other than directors Langenthal and Moxley, Jr., will receive $350 for each committee meeting attended during 2002. During 2002, Directors Kelly and Langenthal, serving in the capacities of Chairman and Chairman of the Executive Committee of the Company and the Bank, will receive annual fees of $52,500 and $25,500, respectively, and stock options granted for meeting attendance. Mr. Moxley, Jr., serving as Vice-Chairman of the Company, will receive an annual fee of $26,000 and stock options granted for meeting attendance. The Chairman, Vice-Chairman and Chairman of the Executive Committee are also eligible for a bonus to be awarded at the discretion of the Board of Directors. No bonus was awarded for service during 2001. Total director fees paid by the Company and the Bank for 2001 service were $190,000. In addition, on December 31, 2001, stock options to purchase 19,355 shares of the Company's Common Stock at $16.40 per share, the then current market price, were granted to directors for meeting attendance during 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") requires that the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of change in ownership of Common Stock of the Company. The same persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with, except that Directors Kelly and Moxley, Jr. inadvertently each filed late the report required by Section 16(a) of the Act to recognize transactions in the Company's Common Stock. All such required filings have been brought current.

Certain Relationships and Related Transactions

         The Bank has made loans to certain of its executive officers, directors and related parties. These loans were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2001, these loans totaled $4.8 million, or approximately 7.5% of the total equity capital of the Bank.

         In November, 1997, the Bank acquired through foreclosure a 75% interest in a residential development project consisting of 262 residential building lots in various stages of development. Also, in

November, 1997, the Bank engaged The Michael Companies, Inc., a real estate development company owned solely by Mr. Kenneth Michael, to serve as development and marketing manager with respect to the project. The Michael Companies, Inc. earns a development fee of $1,200 per lot as lots are developed and sold, $200 of which is deferred until all public improvements have been dedicated and any bonds related to the property have been released. The Bank's share of these amounts are $900 and $150, respectively. In addition, The Michael Companies, Inc. earns a sales commission of 4%, the Bank's share being 3%, of the sales price of each lot at settlement. In 1999, the Bank paid The Michael Companies, Inc. sales commissions of $74,000 and development fees of $51,300, of which $8,600 was deferred. In 2000, sales commissions were $66,700 and development fees were $46,800, of which $7,800 was deferred. In 2001, the Bank paid The Michael Companies, Inc. sales commissions of $96,800 and development fees of $61,200, of which $10,200 was deferred. As of December 31, 2001, fifty lots were under option contract of sale at prices ranging from $35,000 to $39,000 with a takedown schedule that extends through September 2003.

         The Michael Companies, Inc. was instrumental in selling another property in 2001 that was previously acquired through foreclosure, with a carrying value of $396,000 at the time of sale. Under this arrangement, The Michael Companies, Inc. earned a sales commission of 6%, or $25,200.

         Pursuant to a services agreement between the Company and Winfield M. Kelly, Jr., effective March 8, 2000, Mr. Kelly serves as the Chairman of the Company and the Bank. Under the services agreement, Mr. Kelly will receive (i) annual fees of $60,000, and (ii) certain employee benefits. The term of the amended agreement will expire upon the expiration of Mr. Kelly's initial term as a director of the Company and is subject to automatic renewal upon his re-election as Chairman by the board of directors. Effective April 1, 2002, Mr. Kelly and the Company agreed to reduce the annual fee to $50,000. If the agreement is terminated by the Company other than for "cause" or if Mr. Kelly terminates the agreement for "cause", the Company must pay Mr. Kelly the sum of $120,000 as severance compensation. If Mr. Kelly's agreement is terminated by the Company for "cause", he will be entitled only to compensation earned prior to such termination. Upon the earlier of (i) March 8, 2005 or (ii) in the event that the agreement is terminated or not renewed as a result of any sale or exchange of stock resulting in a change in a controlling interest of the Company or the Bank, the Company will pay Mr. Kelly $200,000 as additional compensation.

         In August, 1999, the Bank entered into an agreement with an automobile dealership owned principally by Mr. Kelly. Under terms of the agreement, the Bank purchases qualifying automobile loans originated by the dealership. The dealership receives a customary dealer reserve (premium) which aggregated $184,000 during 2000 and $48,000 during 1999. No dealer reserve was paid in 2001; however, the dealership paid the Bank $25,000 as a result of loans which paid prior to their scheduled maturity.

            PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK

Certain Beneficial Owners

         No persons were known by the Company to own beneficially, directly or indirectly, more than 5% of the Company's Common Stock outstanding on March 14, 2002.

Beneficial Ownership of Executive Officers, Directors and Nominees

         The following table lists the number of shares of Common Stock of the Company beneficially owned at March 14, 2002 by directors and named Executive Officers of the Company and the Bank, directly or indirectly.

                                        Shares of
                                       Common Stock      Stock Options (1)   % of Class

Continuing Directors:
Anand S. Bhasin (2)                      47,160              3,751                *
Robert R. Bowie, Jr.                        100                950                *
Garnett Y. Clark, Jr.                    47,638              6,760                *
Hugh F. Z. Cole, Jr. (3)                 46,064              3,021                *
G. William Floyd                         28,196                860                *
Herschel L. Langenthal (4)               93,154             18,118               1.56%
Raymond G. LaPlaca                       12,814              3,768                *
Richard E. McCready                      46,970              2,125                *
Kenneth H. Michael                       42,342              3,123                *
James R. Moxley, Jr. (5)                 51,803             23,735               1.06
Vincent D. Palumbo                       60,180              2,853                *
Lawrence A. Shulman                      10,899              1,554                *
Maurice M. Simpkins                      11,174              2,635                *
Robert N. Smelkinson                    119,294              6,683               1.77

Director Nominees:
John M. Bond, Jr. (6)(7)                257,279             68,125               4.54
William L. Hermann (8)                   58,960              2,685                *
Charles C. Holman                        17,091              4,260                *
Winfield M. Kelly, Jr.                  141,219             13,440               2.18
Harry L. Lundy, Jr. (9)                 108,462              3,524               1.58
James R. Moxley, III (10)                14,684              1,385                *
Mary S. Scrivener                        56,702              2,200                *
Theodore G. Venetoulis (11)              26,934              5,828                *

Named Executive Officers:
Michael T. Galeone (12)                  14,401             20,950                *
Stephen A. Horvath (13)                     920             24,380                *
Scott C. Nicholson (14)                   2,820             20,500                *
John A. Scaldara, Jr. (15)(16)          136,714             32,860               2.38

All directors and named executive
     officers (26 persons) (17)       1,318,064            280,073              21.66%

Company totals                        7,097,111            408,433

*        Less than 1%


(1) Represents the number of shares of Common Stock subject to stock options currently exercisable.
(2) Includes 4,088 shares of Common Stock owned by Mr. Bhasin's children and 4,806 shares held by Mr. Bhasin's spouse.
(3)  Includes 400 shares of Common Stock held by Mr. Cole's children.
(4) Includes 23,424 shares of Common Stock for which Mr. Langenthal is a trustee and 38,670 shares of Common Stock owned by two partnerships and a corporation of which Mr. Langenthal owns an interest. Also includes 7,040 shares held by Mr. Langenthal's spouse.
(5)  Includes 11,298 shares held Mr. Moxley, Jr.'s spouse.

(6) Includes 47,452 shares of Common Stock and 740 stock options for which Mr. Bond, Jr. is a co-trustee and a remainder beneficiary. Also includes 34,088 shares held by Mr. Bond, Jr.'s spouse and 11,000 shares for which Mr. Bond, Jr. has power of attorney.
(7) Includes 131,201 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 2001 for which Mr. Bond, Jr. serves as a trustee. Beneficial ownership of such shares is expressly disclaimed, except as to 24,429 shares held for the account of Mr. Bond, Jr.
(8) Includes 9,728 shares of Common Stock owned by a corporation of which Mr. Hermann owns an interest.
(9) Includes 44,775 shares of Common Stock for which Mr. Lundy is a trustee and 60,674 shares of Common Stock owned by a corporation and a limited partnership of which Mr. Lundy owns an interest.
(10) Includes 2,848 shares of Common Stock owned by Mr. Moxley, III's children and 226 shares held by Mr. Moxley, III's spouse.
(11) Includes 26,484 shares of Common Stock held by a trust; the beneficial ownership of such shares is expressly disclaimed.
(12) Includes 1,889 shares of Common Stock held for the account of Mr. Galeone in the Company's 401(k) Plan and Trust.
(13) Includes 680 shares of Common Stock held for the account of Mr. Horvath in the Company's Employee Stock Purchase Plan.
(14) Shares are held for the account of Mr. Nicholson in the Company's 401(k) Plan and Trust.
(15) Includes 341 shares of Common Stock for which Mr. Scaldara is trustee.
(16) Includes 131,201 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 2001 for which Mr. Scaldara serves as a trustee. Beneficial ownership of such shares is expressly disclaimed, except as to 11,860 shares held for the account of Mr. Scaldara.
(17) Includes 131,201 shares of Common Stock held by the Company's 401(k) Plan and Trust on December 31, 2001 for which Mr. Bond, Jr. and Mr. Scaldara are trustees.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         The following report is submitted by the Personnel, Compensation and Stock Option Committee of the Board of Directors (the "Committee"). The report addresses the executive compensation policies of the Bank and the Company (collectively, the "Company") for 2001. The Committee is composed of the following non-employee Directors of the Company:

               R. Smelkinson, Chairman                 M. Scrivener
               W. Kelly                                L. Shulman
               H. Langenthal                           T. Venetoulis
               J. Moxley, Jr.

         The Committee establishes the compensation of senior officers of the Company with the exception of Mr. Bond, Jr., the President and Chief Executive Officer. Mr. Bond, Jr.'s compensation is established by the Board of Directors of the Company based upon data provided by and recommendations of the Committee. The Board of Directors also establishes the compensation of the Chairman, Vice-Chairman, and Chairman of the Executive Committee of the Board of Directors based on the recommendations of the Committee. In addition, the Committee generally reviews all personnel related issues, including salary administration related to all other employees, and administers the Company's 1997 Stock Option Plan and 401(k) Plan and Trust, and the Bank's Deferred Compensation Plan. The overall goal of the Committee is the establishment and administration of compensation policies directly related to attainment of corporate operational and financial goals which provide the ability to attract, motivate, reward and retain qualified employees.

         The Company utilizes an internal salary administration plan as the guide for its assessment of compensation levels throughout the Company, including compensation levels of executive officers. The plan includes job descriptions for all positions and rates the overall responsibility of each position based on characteristics including, job knowledge, problem-solving, accountability, human relations, communications, supervision of others and marketing. Each position is assigned to a salary grade based on level of overall responsibility. Salary ranges for each salary grade are developed based on market information available for similar positions at financial institutions both in the communities where the Company does business and outside the Company's market area. These results are updated annually by the Company's human resources staff and consultants using current market data which reflects marketplace changes, inflation, and, if applicable, corporate performance.

         Using the salary administration plan as a guide, the Committee, and the Board of Directors as it relates to Mr. Bond, Jr., establishes the compensation paid to executive officers based upon the individual performance of the executive officer and the overall performance of the Company. In assessing the performance of an individual executive officer, the Committee considers the executive officer's historical performance, degree of responsibility, level of experience, years of service to the Company, contribution to the performance of the Company and commitment to meeting strategic goals. The Committee considers several factors when assessing the overall performance of the Company. Specifically, the Committee considers the financial performance of the Company relative to the financial plan approved by the Board of Directors, results of regulatory examinations, growth, financial plans established for the following year, capital position and stock performance. Ultimately, the Committee establishes the level of compensation paid to executive officers based on the factors reviewed above, and not based on a stated formula.

         With respect to the base salary of $275,000 granted to Mr. Bond, Jr. for the year 2001, the Committee took into account the Company's performance during 2000 and appropriate market data utilized in the Salary Administration Plan referred to above. Particular emphasis was placed on Mr. Bond, Jr.'s individual performance, including his leadership role through a period of continued growth, the Company's continued strong financial performance, and the successful completion of the merger with Suburban Bancshares, Inc.

         Bonuses are discretionary and are generally granted senior officers based on the extent to which the Company achieves annual performance objectives, as established by the Board of Directors. Such performance objectives include net income, earnings per share and return on equity goals. Bonuses may also be awarded to other officers and employees based on recommendations by supervisors. Bonuses are accrued throughout the year and are generally paid before the end of February in the subsequent year. Performance bonuses paid to the named executive officers in 2002 for the year 2001 were as follows: $45,000 to Mr. Bond, Jr., $25,000 to Mr. Galeone, $15,000 to Mr. Horvath, $25,000 to Mr. Nicholson and $25,000 to Mr. Scaldara.

         The Committee believes that the granting of stock options is the most appropriate form of long term compensation for senior officers, since awards of equity encourage ownership in the success of the Company. Stock option grants are discretionary and are limited by the terms and conditions of the Company's 1997 Stock Option Plan. During 2001, Mr. Bond, Jr. was awarded incentive options to purchase 8,250 shares of the Common Stock of the Company and nonqualified options to purchase 4,250 shares. Messrs. Nicholson and Horvath were each awarded incentive options to purchase 4,000 shares. Messrs. Galeone and Scaldara were each awarded incentive options to purchase 5,000 shares.

               Personnel, Compensation and Stock Option Committee:

               R. Smelkinson, Chairman             M. Scrivener
               W. Kelly                            L. Shulman
               H. Langenthal                       T. Venetoulis
               J. Moxley, Jr.

Compensation Committee Interlocks and Insider Participation

     No member of the PCSO Committee is a former or current employee of the Company or the Bank.

     The table below provides the aggregate balance at December 31, 2001 of loans in excess of $60,000 issued by the Bank to members of the PCSO Committee and/or their affiliates. These loans were made in the ordinary course of business, made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the time for comparable transactions with unrelated customers and did not involve more than a normal risk of collectibility or present other unfavorable features.

                                                   Aggregate Loan
                                           Balance at December 31, 2001
                                           ----------------------------

            Herschel L. Langenthal                   $845,295

            James R. Moxley, Jr.                     $ 75,434

     Pursuant to a services agreement between the Company and Winfield M. Kelly, Jr., effective March 8, 2000, Mr. Kelly serves as the Chairman of the Company and the Bank. Under the services agreement, Mr. Kelly will receive (i) annual fees of $60,000, and (ii) certain employee benefits. The term of the amended agreement will expire upon the expiration of Mr. Kelly's initial term as a director of the Company and is subject to automatic renewal upon his re-election as Chairman by the board of directors. Effective April 1, 2002, Mr. Kelly and the Company agreed to reduce the annual fee to $50,000. If the agreement is terminated by the Company other than for "cause" or if Mr. Kelly terminates the agreement for "cause", the Company must pay Mr. Kelly the sum of $120,000 as severance compensation. If Mr. Kelly's agreement is terminated by the Company for "cause", he will be entitled only to compensation earned prior to such termination. Upon the earlier of (i) March 8, 2005 or (ii) in the event that the agreement is terminated or not renewed as a result of any sale or exchange of stock resulting in a change in a controlling interest of the Company or the Bank, the Company will pay Mr. Kelly $200,000 as additional compensation.

     In addition, the Bank has a business relationship with an automobile dealership owned principally by Mr. Kelly. Under terms of an agreement with the dealership, the Bank purchases qualifying automobile loans originated by the dealership. The dealership receives a customary dealer reserve (premium) which aggregated $184,000 in 2000 and $48,000 in 1999. No dealer reserve was paid in 2001; however, the dealership paid the Bank $25,000 as a result of loans which paid prior to the scheduled maturity.

Summary Compensation Table

     The table below presents a summary of compensation for the last three fiscal years of the chief executive officer of the Company and the other most highly paid executive officers of the Company and the Bank (collectively, the "Executive Officers") whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001.

                                               Annual Compensation(a)   Shares of Common
           Name and                            ----------------------   Stock Underlying      All Other
      Principal Position             Year      Salary      Bonus        Options Awarded    Compensation(b)
      ------------------             ----      ------      -----        ---------------    ---------------

John M. Bond, Jr.                    2001     $ 275,000     $  45,000        12,500          $ 139,373
        President and CEO            2000       250,000        65,000        10,000             29,715
                                     1999       230,925            --        12,000            (37,551)

Michael T. Galeone                   2001     $ 176,400     $  25,000         5,000          $  53,971
     Executive Vice President        2000       168,000        28,000         4,000             17,897
                                     1999       164,000        12,000         2,000              1,184

Stephen A. Horvath (c)               2001     $ 157,500     $  15,000         4,000          $  10,452
     Executive Vice President        2000       125,000        10,000            --              4,846
                                     1999            --            --            --                 --

Scott C. Nicholson                   2001     $ 139,000     $  25,000         4,000          $   3,508
     Executive Vice President        2000       132,000        15,000         4,000              4,213
                                     1999       121,333        12,000         2,000              3,800

John A. Scaldara, Jr.                2001     $ 166,000     $  25,000         5,000          $  41,982
     Executive Vice President,       2000       146,000        38,000         5,000             18,822
     Chief Financial Officer         1999       140,000        12,000         5,000             (2,167)
     and Corporate Secretary

--------------------------------------
(a) No officer named above received any perquisites and other personal benefits the aggregate amount of which exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for 2001 for such officer in the Summary Compensation Table.

(b) The amounts represent discretionary matching contributions made by the Company and allocated forfeitures resulting from employee terminations as determined under terms of the Company's 401(k) Plan and Trust. All employees participating in the Company's 401(k) Plan and Trust receive matching contributions and forfeitures on equivalent terms. The amounts also include discretionary matching contributions made by the Bank as determined under terms of the Bank's Deferred Compensation Plan and a credit (charge) to reflect the appreciation (depreciation) of the participants' account balance during the year. In addition, the Deferred Compensation Plan provides for payment of a death benefit in the event that a participant dies while in active service. At January 1, 2002, the death benefit for each of the Executive Officers was as follows: Mr. Bond, Jr., $926,500; Mr. Galeone, $581,250; Mr. Horvath, $215,980; and Mr. Scaldara,
     Jr., $1,025,000.

(c) Mr. Horvath began employment on March 8, 2000, the effective date of the merger with Suburban Bancshares, Inc.

Option Grants in Last Fiscal Year

     The table below provides analysis of all individual grants of stock options made during the year ended December 31, 2001 to the Executive Officers:

                                                                                             Potential Realizable
                                          Percent of                                       Value at Assumed Annual
                           Number of     Total Options                                       Rates of Stock Price
                          Securities      Granted to                                             Appreciation
                          Underlying     Employees in     Exercise or                          for Option Award
                                                                                               ----------------
         Name           Options Granted   Fiscal Year     Base Price    Expiration Date       5%              10%
         ----           ---------------   -----------     ----------    ---------------       --              ---
John M. Bond, Jr.         12,500          14.4%             $12.50         January 29, 2011   $254,515       $405,272

Michael T. Galeone         5,000           5.8%             $12.00         January 25, 2011     97,734        155,625

Stephen A. Horvath         4,000           4.6%             $12.00         January 25, 2011     78,187        124,500

Scott C. Nicholson         4,000           4.6%             $12.00         January 25, 2011     78,187        124,500

John A. Scaldara, Jr.      5,000           5.8%             $12.00         January 25, 2011     97,734        155,625


------------------------------------
     (a) The stock options granted become vested to the extent of 25% after one year from the date of grant, 50% after two years from the date of grant, 75% after three years from the date of grant and 100% after four years from the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below provides an analysis of aggregate stock options exercised during 2001 and outstanding stock options as of December 31, 2001 for the Executive Officers. There were no adjustments or amendments to the exercise price of stock options previously awarded to any Executive Officer during 2001.

                                                                Shares of
                                                        Common Stock Underlying       Value of Unexercised
                           Shares of Common                Unexercised Options            In-The-Money
                            Stock Acquired    Value         at Fiscal Year-End      Options at Fiscal ear-End
                                                       --------------------------  ---------------------------
Name                         on Exercise     Realized  Exercisable  Unexercisable  Exercisable   Unexercisable
----                      ----------------   --------  -----------  -------------  -----------   -------------
John M. Bond, Jr.                  --         $    --      49,500        36,000       $144,163        $94,463

Michael T. Galeone              6,600         $52,503      16,200        11,000       $100,778        $38,788

Stephen A. Horvath                 --         $    --      23,380         4,000       $ 21,042        $17,600

Scott C. Nicholson                 --         $    --      16,500         9,500       $ 84,563        $16,788

John A. Scaldara, Jr.           2,200         $17,226      27,110        13,250       $171,720        $43,484

Employment Contracts and Change in Control Agreements

     The Company and the Bank (collectively, the "Companies") entered into an employment agreement dated February 26, 1996 with John M. Bond, Jr. (the "Agreement"). The terms of the Agreement continue until the earlier of (i) the close of business on the date which is three years after the date on which either party provides written notice of termination, other than for "cause", as defined in the Agreement, but no later than the close of business on the sixty-fifth birthday of Mr. Bond, Jr., or (ii) the date on which Mr. Bond, Jr.'s employment is otherwise terminated pursuant to the provisions of the Agreement. Under terms of the Agreement, Mr. Bond, Jr. serves as President and Chief Executive Officer of the Companies with a minimum annual base compensation of $300,000 effective January 1, 2002, which is subject to normal periodic review, at least annually, for increases based on the salary policies of the Companies and Mr. Bond, Jr.'s contributions to the Companies. Mr. Bond, Jr. is also entitled to participate in all incentive and benefit programs offered by the Companies. If Mr. Bond, Jr.'s employment is terminated, other than for "cause", the Companies are required to continue to provide benefits to him and pay his salary for a predetermined period plus, under certain circumstances, pay an annual bonus as determined in accordance with the terms of the Agreement. The Agreement also contains a non-competition provision which prohibits Mr. Bond, Jr., during his employment with the Companies, or for a period of three years following voluntary resignation or termination for "cause", from directly or indirectly engaging in activities competitive with the business of the Companies.

     The Agreement also provides that in the event of (i) termination, other than for "cause", (ii) resignation due to a significant change in the nature or scope of authority and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any "change in control" (as defined in the Agreement) of the Companies, Mr. Bond, Jr., within 15 days of termination, will be paid a lump sum payment equal to three times the sum of his annual base compensation and the average of the bonuses paid to him over the past three years. In the event of voluntary resignation 90 days prior to, or within one year after, any "change in control" of the Companies, Mr. Bond, Jr., within 15 days of resignation, will be paid a lump sum payment equal to the sum of his annual base salary and the average of the bonuses paid to him over the past three years. Any payments made in connection with a "change in control" of the Companies after Mr. Bond, Jr. reaches 62 years of age will be pro-rated to age 65.

     Messrs. Galeone, Horvath, Nicholson and Scaldara also have employment agreements specifying minimum annual base compensation of $185,000, $165,000, $150,000 and $180,000, respectively, effective January 1, 2002. The other terms of these agreements are similar to those of the Agreement, except that the duration is a two-year continuous period and the lump sum payment payable in the event of (i) termination other than for "cause", (ii) resignation due to a significant change in the nature and scope of authorities and duties, or (iii) resignation as a result of not having been offered a new employment agreement with similar terms, 90 days prior to, or within one year after, any "change in control" of the Companies is equal to two times the sum of the applicable officer's base annual compensation and the average of such officer's bonuses for the past three years. In addition, any payments made in connection with a "change in control" of the Companies after reaching 63 years of age will be pro-rated to age 65.

     The Company's 1987 Stock Option Plan, as amended, 1990 Stock Option Plan, 1997 Stock Option Plan, 401(k) Plan, and the Bank's Deferred Compensation Plan all provide that in the event of a "change in control" (as defined by each of the plans), all amounts not fully vested become immediately 100% vested.

Stockholder Return Performance Graph

     The following graph compares the cumulative total return on the Company's Common Stock during the five years ended December 31, 2001 with that of a broad market index (Nasdaq, U.S. Companies), and three industry peer group indices:
(i) SNL Securities LC Bank Index for banks with assets from $500 million through $1.0 billion ("SNL $500 - $1,000M Bank Index), (ii) publicly traded commercial banks in Maryland, Pennsylvania, Virginia and the District of Columbia with total assets less than $1 billion ("CBMD Peer Group - 1") and (iii) publicly traded commercial banks in Maryland, Pennsylvania, Virginia and the District of Columbia with total assets between $400 million and $2 billion ("CBMD Peer Group
- 2"). The graph assumes $100 was invested on December 31, 1997 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends.

                           Five Year Cumulative Return

                              [CHART APPEARS HERE]

                                                            Period Ending
                                 --------------------------------------------------------------------
Index                            12/31/96    12/31/97   12/31/98     12/31/99   12/31/00    12/31/01
-----------------------------------------------------------------------------------------------------
Columbia Bancorp                  100.00      162.99     165.88       113.30      113.65      174.42
NASDAQ - Total US                 100.00      122.48     172.68       320.89      193.01      153.15
SNL $500M-$1B Bank Index          100.00      162.56     159.83       147.95      141.62      183.73
CBMD Peer Group - 1               100.00      154.41     156.20       137.43      116.17      160.57
CBMD Peer Group - 2               100.00      157.60     157.63       134.14      114.26      162.30

                              INDEPENDENT AUDITORS

         KPMG LLP ("KPMG") performed the audit of the Company's financial statements for the year ended December 31, 2001. KPMG has performed the annual audits of the Company since its inception. KPMG LLP has advised the Company that neither KPMG nor any of its members or associates has any direct financial interest in or any connection with the Company or its subsidiaries, other than as independent auditors. Representatives of KPMG plan to attend the Annual Meeting and will be available to answer appropriate questions. The representatives will have the opportunity to make a statement at the meeting if they so desire.

Audit Fees

         KPMG billed the Company $74,000 for the audit of the Company's financial statements included in the annual report on Form 10-K for the year ended December 31, 2001, the review of quarterly reports on Form 10-Q filed during 2001and other audit services.

Financial Information Systems and Design Implementation Fees

         For the year ended December 31, 2001, KPMG did not provide any assistance in the design or implementation of the Company's financial information systems.

All Other Fees

         For the year ended December 31, 2001, KPMG billed the Company an aggregate of $20,580 for all other services, including $20,580 for tax related services.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is composed of five independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed and reassessed annually by the Committee. The members of the Audit Committee are Hugh F. Cole, Chairman, Anand Bhasin, Robert
R. Bowie, Jr., William Hermann and Lawrence A. Shulman.

         Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In addition, each year the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

         In this context, the Audit Committee has met and held discussions with management and KMPG, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees"). These matters included a discussion of KPMG's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

         KPMG also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee further considered whether the amount and nature of non-audit services performed by KPMG are compatible with maintaining KPMG's independence.

         Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                  Audit Committee:
                       H. Cole, Chairman         W. Hermann
                       A. Bhasin                 L. Shulman
                       R. Bowie

                                  OTHER MATTERS

         The Board of Directors of the Company knows of no matters to be presented for action at the Annual Meeting other than those mentioned above; however, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of the Company. Other than the election of directors, each matter to be submitted to the stockholders requires the affirmative vote of a majority of all the shares voted at the meeting or a majority of all the shares outstanding and entitled to be voted. Abstentions and broker non-votes are treated as shares not voted.

                              STOCKHOLDER PROPOSALS

         All stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company not later than December 18, 2002 (representing the date 120 days before the release date of the Proxy Statement) for inclusion in the Company's proxy statement and proxy relating to that meeting. The Company's by-laws require stockholders who intend to propose business for consideration by stockholders at an annual meeting, other than stockholder proposals that are included in the proxy statement, to give written notice to the Secretary of the Company not less than sixty days and not more than ninety days before the anniversary of the prior year's meeting. A stockholder must submit a matter to be raised at the Company's 2003 meeting of stockholders on or after March 1, 2003, but not later than March 31, 2003. The written notice should be sent to the Company's principal office and must include a brief description of the business, the reasons for conducting such business, any material interest the stockholder has in such business, the name and address of the stockholder as they appear on the Company's books and the number of shares of the Company's Common Stock the stockholder beneficially owns.

                               REPORT ON FORM 10-K

         The Annual Report on Form 10-K and applicable exhibits are available to stockholders free of charge upon written request. Requests should be sent to Columbia Bancorp, 9151 Baltimore National Pike, Ellicott City, Maryland 21042,
Attention: John A. Scaldara, Jr. (E-mail: jscaldara@thecolumbiabank.com).

                                      By Order of the Board of Directors

                                      John A. Scaldara, Jr.
                                      Corporate Secretary

April 17, 2002

                                 REVOCABLE PROXY
                                COLUMBIA BANCORP

[_]  PLEASE MARK VOTES AS IN THIS EXAMPLE

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Columbia Bancorp hereby appoints James R. Moxley, Jr. and Herschel L. Langenthal, or either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock of Columbia Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 30, 2002, and at any and all adjournments and postponements thereof. Any and all proxies heretofore given are hereby revoked.

Please be sure to sign and date this proxy in the box below.

                                            For   Withhold   For All
                                                              Except
1.  Election of Directors                   [_]      [_]       [_]

J. Bond, Jr., W. Hermann, C. Holman,
W. Kelly, Jr., H. Lundy, Jr., J. Moxley, III,
M. Scrivener, T. Venetoulis

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

________________________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                            For   Withhold
                                            [_]      [_]

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and in the best judgment of the proxy holders on all other matters.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.